Exhibit 23.1

                    CONSENT OF MENDOZA BERGER & COMPANY, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference and use in the Annual Report on Form 10 KSB, under the Securities Exchange Act of 1934 of our report on the consolidated financial statements of Trinity 3 Corporation for the years ended December 31, 2003 and 2002, and the consolidated financial statements for the period from inception (April 26, 2000) through December 31, 2003.

/s/ Mendoza Berger & Company, LLP
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Mendoza Berger & Company, LLP
Irvine, California

Dated: April 14, 2004